Exhibit 10.8

The English version of this document is a translation of the original version in Chinese. In the event of any discrepancies between the Chinese and English versions, the Chinese version shall prevail.

Taiwan Taipei District Court Xinyi Notary Public Office

Original Notarization

2014 Taipei District Court Civil Decision No. 000439

Petitioner:

Petitioner name or title		Gender	Date of birth	Personal ID number / Government Uniform Invoice Number	Home or office address
Lessor	China Life Insurance Co., Ltd.			03434016	5th Fl., No. 122 Tun Hwa North Rd., Sungshan District, Taipei
Representative Agent	Ming-Yang Wang Chia-Yi Lee	Female			Same as above
Lessee	Taiwan Liposome Company, Ltd.			16176150	11th Fl. -1, No. 3 Yuanqu Street, Nankang District, Taipei
Representative Agent	Chi-Lung Hung Chia-Ling Tsai	Female			Same as above

The legal matter or private rights for which notarization is requested: office space lease and parking space use lease.

The authority for this notarization includes:

I.

Petitioners’ description of the contents for notarization: as among the aforementioned petitioners, for the purpose of office space and parking space lease, the appended Lease which is duly entered into is herewith attached. Both parties stipulate that as to the terms and conditions of the Lease, they are in accord, and agree to mutually abide thereby, fulfil the same, and seek for notarization herein.

II.	The Notary Public herewith apprises through these presents that the following facts appear to be true in accord with the actual methods and results obtained to confirm the veracity of same:
1.

As for the Petitioner’s request for notarization of the attached Lease Agreement, the said personal identification documents and related documentation, correspond and conform to those specified in the Lease Agreement.

2.

The Notary Public has explained the Lease terms and conditions, and the Notarization, which upon entry of any default judgment, may be forthwith enforced, and the Petitioner or its authorized representative(s) expressed their understanding and recognition of the attached Lease contents and the Notarization and confirmed that the contents of the attached agreement and the items for compulsory enforcement conform to their intent, for which they have signed or sealed the same.

III.

Authority for this notarial action is consistent with the provisions of Paragraph 1 of Article 2, Subparagraphs 1 and 3 of Paragraph 1 of Article 13, and Article 80 of the Notarial Act, pursuant to which this Notarization is valid.

The agreement as to any compulsory enforcement:

With respect to the Lessee’s obligation to pay the rent or penalty or to return the premises upon expiration of the lease period, then a compulsory enforcement may be sought in the event of breach of the said obligations. In the event the Lessee has a joint and severally liable guarantor, the guarantor’s payment obligation of the rent due or, shall be subject to the same compulsory enforcement.

Date of Notarization and Location:

This Notarization is entered into on the 19th day of December, 2014, at the Taiwan Taipei District Court Xinyi Notary Public Office.

This Notarial Notarization has been duly announced before the undersigned or having read same and acknowledging so, as true and correct, their signature or seal are duly affixed:

Lessor China Life Insurance Co., Ltd.	Agent Chia-Yi Lee
Lessee Taiwan Liposome Company, Ltd.	Agent Chia-Ling Tsai

Taiwan Taipei District Court Xinyi Notary Public Office
Notary Public Hwei-Wen Tai

This Notarization was performed December 19, 2014 at the Taiwan Taipei District Court Xinyi Notary Public Office in original form, with originals provided to both Chia-Yi Lee and Chia-Ling Tsai.

Taiwan Taipei District Court Notary Public Office

4th Fl.-3, No. 415 Xinyi Rd., Section 4, Xinyi District, Taipei

Phone: 02-2729-3139 Fax: 02-2729-0509

Office Space Lease and Parking Space Use Lease

Document No.: 10309

Parties hereto:

Lessor: China Life Insurance Co., Ltd. (hereafter referred to as Party A)

Lessee: Taiwan Liposome Company, Ltd. (hereafter referred to as Party B)

This agreement is for the purpose of office space lease, and both parties agree to the following terms and conditions, for which their signatures are duly affixed in witness whereof.

Article I: Subject of the Lease

Party A herewith leases the office space it owns located at the 7th Fl.-1, No. 3 Yuanqu Street, Nankang District, Taipei, for a total of 599.92 ping (said area being authoritative only as registered in the land title registry), with 10 parking spaces for the underground basement 3rd (B3) Floor (parking space numbers 876, 877, 878, 913, 914, 915, 916, 917, 918, and 919), and two mechanical lift parking spaces (numbers 1060, 1061), for lease for use by Party B, along with 19 underground basement 1st (B1) Floor motorcycle parking spaces (numbered 1970~1988) for lawful use by Party B.

Article II: Period of the Lease

This Lease Agreement shall be valid from the date of signing, for a lease term from January 1, 2015 (hereafter, the onset of the lease) to April 30, 2020.

In the event Party B desires to extend the term of the Lease Agreement, then three months prior to the expiration of the Lease Agreement it shall give notice to Party A in writing, for negotiations of the terms and conditions to govern an extension and entry into force of a new and duly signed lease agreement, but Party B shall only have the right to seek a single extension for 3 years, and other than the rent amount and periods when rent are waived, the other terms and conditions shall be same as set forth in this Lease Agreement, and Party A agrees to extend the rent amount related terms and conditions in a manner consonant with the then market rates for this building’s leases.

Party B shall have a right of first refusal for the term of the lease, being a preemptive right, during the duration of the period of the lease prior to its expiry, except that if Party B shall have not within 30 days of the lease period expiry given notice to Party A in writing, and not have completed a written agreement with Party A governing all the lease extension terms and conditions, then said right of first refusal shall be deemed exhausted.

This Lease Agreement shall not be subject to Article 451 of the Civil Code, and unless the Parties agree to an extension in writing, this Lease Agreement shall expire at the expiration of the period of the lease, then Party B shall in accord with Article XVI of this Lease Agreement and related regulations of law immediately empty the Lease premises, and may not make any extension of use nor for any reason of having already made any further rent or any other cause or reason whatsoever, assert any claim that this Lease Agreement has any ongoing continuity or validity permitting such continued use.

Article III: The lease period for which rent is not due, for cause of permitting redecoration of the Lease premises.

From January 1, 2015 to April 30, 2015, the said term shall constitute the period for redecoration of the Lease premises, and Party B shall be relieved of the duty to pay rent during said waiver period, but shall nevertheless be responsible to make the standard payments accruing under Article VII, infra, for use of the Lease premises and costs of the redecoration.

Article IV: Lease termination

Should any Party seek to terminate this Lease Agreement, they shall provide three months advance notice in writing to the other Party of the termination of this Lease Agreement. In the event the notice of termination is not timely served to the other Party within three months, this Lease Agreement shall not continue in force, but duly be terminated, and payment shall be due to the other Party in the amount of the total guaranty sum as penalty. But where the conditions specified in Paragraph 5 of this Article, Paragraph 1 of Article 7, or Paragraph 1 of Article 8 exist, Party A may terminate this Lease Agreement early, without the duty of paying this Article’s specified penalty. Also, as to Subparagraphs 2 and 3 of Paragraph 2 of Article 9 herein, as to the Lease premises, where for cause not attributable to Party B and as duly determined by an independent third-party entity that there exists safety or health hazard risks to the Lessee, then Party B may early terminate this Lease Agreement, without any duty of payment of the aforementioned penalty specified in this Article.

In the event any Party terminates the Lease Agreement in accordance with the preceding paragraph, and the Lease shall only have been in existence for less than 16 months, then they shall pay to the other Party the entire sum of the guaranty amount as penalty; for a period of less than 28 months of the Lease existence, they shall pay the other Party the sum of one-half of the guaranty amount as penalty; where for a period of less than 40 months, then they shall pay the other Party the sum of one-fourth of the guaranty amount as penalty. The redecoration period shall be calculated into the aforementioned period of existence of Lease.

Where Party B prior to actual onset of the taking entry onto the premises under the Lease Agreement but after signature of this Lease Agreement, and desiring to terminate this Lease Agreement, then they shall pay the other Party the sum of the entire guaranty amount as penalty, while if Party A shall have already turned over the premises to Party B to move in or undertake redecorating thereof, then Party B shall be responsible from the date of entry to the premises until return thereof and termination hereunder, for pro rata rent for said days.

Party B retains the right to waiver of rent during the redecoration period, and if in accordance with Paragraph 1 of this Article this Lease Agreement is terminated, Party B shall for said redecoration period be responsible for revivification of the waived amount of rent, to pay a sum determined as follows: the entire rent due and accruing for the redecoration period * the remaining Lease period / total Lease period

(redecoration period and lease period shall be calculated in days).

In the event Party B shall have been late in making rent in their total amounts due for over two months or for any breach of the Lease Agreement, then after written notice by Party A to ameliorate same, if there remains rent due or breaches unresolved, Party A may terminate the Lease Agreement, and demand of Party B payment of the entire sum of the guaranty amount as penalty.

Article V: Rent

For the period from May 1, 2015 to April 30, 2017, the monthly rent due shall be NT$805,000 (including taxes); from May 1, 2017 to April 30, 2019, the monthly rent due shall be NT$829,150 (including taxes), and from May 1, 2019 to April 30, 2020, the monthly rent due shall be NT$854,025 (including taxes).

The rent shall be due on a monthly basis, and Party B shall be liable from the first day of each month to pay the monthly rent amount, and in the event that Party B’s rent due date falls on a national holiday or make-up days, then the date of rent due shall be extended to the nearest business day. Upon receipt of the rent by Party A, a tax receipt shall be duly issued to Party B. In the event Party B is late in making payment for the rent, for the period of late payment of rent, the penalty shall accrue thereon in the amount of five-thousandths of the monthly rent per day late.

In the event that Party B makes payment of the monthly rent by check, it shall ensure that prior to the start of each year of the Lease, it shall provide to the Party A 12 checks for the entire year for the sums of rent due therein, with each check due on the 1st day of each month, and made payable to China Life Insurance Co., Ltd. as beneficiary recipient thereof. Prior to the clearing of said checks, the right to demand payment in full of said rent due remains in full effect.

In the event Party B wire transfers rent, then the fees due for such wire transfers shall be borne solely by Party B, and the wire transfer shall be made to the CTBC Bank Dunbei Branch (code 822), account name China Life Insurance Co., Ltd., and account number                     .

Article VI: Guaranty sum

Upon signature of this Lease Agreement and concomitant entry into force, Party B shall pay earnest money in the amount of NT$2,415,000 to Party A (where payment shall be made by check, the date of issue shall not be later in time than the date of signature of this Lease Agreement, and during the non-clearance of the check, it shall be deemed non-payment of the guaranty sum).

Upon receipt of the aforementioned guaranty sum by Party A, a receipt shall be duly issued to Party B. Upon expiration of the period of the Lease Agreement or early termination of this Lease Agreement, Party B shall in accordance with the Lease provisions return lease premises, and Party A shall without interest thereon return to Party B said sum, but Party A may retain and deduct from the guaranty sum any amounts which Party B is responsible for in consequence of responsibilities and costs under this Lease Agreement, then deducting for such sums remitting the remainder guaranty sum to Party B. Party B shall not assert any claim that the guaranty sum may serve in lieu of any rent amount due nor any other cost, and the provisions of Article 99 of the Land Act shall not apply herein. Party A shall upon January 1 of each year in accord with the posted rate of the Chung Hwa Postal Corp. for one year Certificates of Deposit at fixed interest rates, issue an interest payment each month to Party B.

Upon return of the premises by Party B, it shall concomitantly deliver the latest Lease premises water bills, electricity bills, building superintendence management fees and other such costs and expenses documentation, otherwise Party A may first deduct all such expenses for settlement, and only then refund any remaining guaranty sum.

The guaranty sum serves to ensure in the event of any breach of this Lease Agreement by Party B, resulting in any losses or damages or any other responsibilities for debts, such that Party A may determine the order of precedence for deductions thereof. In the event the guaranty sum is insufficient for the matters specified in paragraph 1 supra, then Party B shall timely supplement the requisite sums.

In the event the guaranty sum is insufficient for the matters specified in paragraph 1 supra, then for any rent or other sum paid by Party B, such sum may be deemed as a supplement to the insufficient guaranty amount, in supplement to the insufficient guaranty sum, and only thereafter any additional amount may be deemed to constitute rent or the payment of some other sum due.

Article VII: Responsibility for general expenses and costs

Party B is responsible to timely make all payments due for the Lease premises for water, electricity, building superintendence management fees, plumbing and electrician interim costs, cleaning costs, redecoration, air conditioning and electromechanical equipment repair and maintenance and other related expenses and costs, and in the event Party B shall be late to pay any of the aforementioned sums in excess of two months, then upon written notice by Party A to make timely payment thereof, where such payment is still not duly paid, then in addition to terminating this Lease Agreement, Party A may also terminate the water and electricity supply, and for any damages or losses may claim same for compensation.

For water, electricity, and building superintendence management fees, the actual date of turning over of the premises, including the date when Party A turns over to Party B, until the date when Party B evacuates and returns the Lease premises to Party A, shall be authoritative for determining said time period.

Article VIII: Turning over of the premises

Party A shall, on January 1, 2015, turn over the Lease premises in their then existing status to Party B. But where Party B on the date of turning over of the premises declines occupancy, Party A may in writing require occupancy and if the premises still remain unoccupied, then Party A may unconditionally terminate this Lease Agreement, without regard to any restrictions of Article IV of this Lease Agreement.

Where Party B has declined occupancy of the Lease premises upon turning over thereof, it shall nevertheless be responsible for the entire guaranty amount and for the rent accruing from the entry into force of this Lease Agreement by signature hereon until the date of termination, to serve as penalties, but where the cause for refusal of occupancy of the tendered premises at turning over is not the responsibility of Party B, then both Parties may separately negotiate another date for turning over of the premises.

Article IX: Duty of maintenance and care

Maintenance: As for the Lease premises air conditioning equipment, indoor air ventilation pipes, indoor fire alarms and fire retardant equipment and other electromechanical equipment, Party B shall conduct a periodic maintenance at lease once a year, and Party B shall provide proof thereof along with bearing the entire costs attendant thereto or arising therefrom.

Repair: (1) If during the Lease period any of the Leased premises electromechanical equipment, in consequence of any installation or repair by Party B or improper use causing damage requiring repair, then unless it is duly evinced that the damage is due to cause not attributable to Party B, it shall be deemed the duty of Party B to repair same, and for the Lease period requirements for any water or electrical spare parts, lighting or light fixtures, electromechanical consumable or disposable parts, lamps or other damaged item, Party B shall on its own initiative proactively install such equipment and make any repairs, and Party B shall be responsible for such maintenance and repairs thereto. (2) But in the event that the main air conditioning unit or indoor ventilation system and motors provided by Party A, or indoor fire safety equipment or structures are no longer usable or frequently suffer faults or malfunctions, then Party A shall replace or update same and bear the entire costs thereof.

During the term the Lease Agreement, for any cause not attributable to Party B, for any destruction of part of the Lease premises, Party B may for said destructed portion of the Lease premises assert a claim for reduction in rent without resort of use to or reliance for any responsibility under Article IV governing “Penalty”.

Article X.: Restrictions on repairs

As to any act by Party B to redecorate any of the Lease premises or appurtenant equipment, there shall first be obtained due consent from Party A in writing and in conformance to the Industrial Park’s regulations prior to any work thereon, with all the costs thereof borne solely by Party B, and no such activity may damage the premises structure or safety, while ensuring conformity to all fire safety and related legal provisions and regulations. In the event of any damage to the Lease premises, to Party A or to any third party, Party B shall bear the liability to compensate such losses or damage.

Party B consents to be bound by the provisions of the Lease premises Building Superintendence Management Guidelines and the Redecoration Guidelines, and for any violation or failure to conform, such shall be deemed a breach of this Lease Agreement; as for the façade of the Lease premises, unless with prior written consent of Party A, there shall be no advertising affixed thereon, nor promotional materials or any other use, and any such act shall be deemed a breach of this Lease Agreement.

In the event Party B installs additional air conditioning equipment, computer data lines or phone lines, there shall first be provided to Party A complete wiring schematics and information, with clear markings as indicated, ensuring segregation from the original existing lines, and when evacuating and returning the Lease premises, unless both Parties shall have agreed in writing, Party B shall bear the sole responsibility for removal and restoration to the original status.

Article XI: Restrictions and Limitations on Use of Lease Premises

Party B acknowledges complete understanding of the Lease premises licensed uses, area, and parking spaces, etcetera, and acknowledges that the Lease premises shall be used only within the scope of said restrictions and limitations, without any use in violation of law or public morals.

Article XII: Lease Restrictions

Upon prior written approval of Party A, Party B may assign all or any portion of the Lease premises to an affiliated company or subsidiary but not to any affiliated company of Party A.

Article XIII: Custody duties

Party B shall use the Lease premises and any equipment thereon with the care of a good administrator. If there are any damages resulted from any intentional or negligent act of Party B, its agent or representative due to causes attributable to them, then Party B shall be jointly and severally liable with its agents, representatives, or users for compensation of such damages and for repairs. The same shall apply mutatis mutandis to any loss or damages resulted from fire. The provisions of Article 434 of the Civil Code shall not apply.

Article XIV: Storage Restrictions

Party B shall not store within the Lease premises any flammable substance, hazardous material, or other potential danger to the public safety or items in contravention of law or regulations, and for any breach resulting in loss or damages to Party A or any third party, Party B shall bear the complete liability for compensation thereof.

Article XV: Premises Ownership Assignment

If Party A after turning over the Lease premises, and occupancy by Party B, then even in the event of any assignment or sale to a third person, this Lease Agreement shall continue in force as with the assignee or buyer.

Article XVI: Taxes

The real property taxes and land taxes due on the Lease premises shall be borne by Party A. As for any business taxes or legally required taxes due by Party B, such shall be duly paid by Party B.

Article XVII: Evacuation and Return of the Lease Premises

Upon the expiration of the Lease period or early termination of this Lease Agreement, Party B shall, unless otherwise agreed in writing by Party A that the Lease premises may be returned on the then current state, ensure that the Lease premises are duly vacated and returned in their original state, prior to the date of expiry of the Lease period (unless on a weekend/holiday, where an extension shall apply) with removal and clearing of all of the Lease premises, removal of any partitions, decorations and equipment, while retaining the entire ceiling, floor, and walls (when without damage thereto), and clean and clear before unconditionally returning same to Party A. Party B may not assert a claim to Party A for any moving costs, repair or redecoration costs, royalties, or any other item of expense or cost. In the event Party B uses of the Lease premises (including but not limited to corporate registration, entity registration, or business licensure) for its business registration, then prior to amendment to such business registration, the return of the Lease premises shall be deemed not completed.

If upon expiration of or early termination of this Lease Agreement, Party B has difficulty in its intent to empty and return the Lease premises, upon written assent of Party A, an extension of time to empty and return the Lease premises may be allowed, but for the said extension period, Party B shall pay to Party A an amount of damages for each day equal to the rent otherwise due, while the provisions of Article 451 of the Civil Code shall not apply thereto.

Article XVIII: Left articles disposition

In the event Party B empties and returns the Lease premises or Party A must resort to compulsory enforcement for return of the Lease premises, then any furniture, miscellaneous items, air conditioning unit or any other items left therein, shall be deemed as abandoned by Party B, and Party A shall be free to dispose thereof, and Party B may not object to such disposition, moreover, Party A may request Party B to compensate the expenses of Party B in disposition and handling of left items and articles.

Article XIX: Penalties for breaches

Both parties shall abide by the terms and conditions of this Lease Agreement. In the event either Party breaches the Lease terms resulting in damages to the other Party, they shall bear the liability to compensate such damages.

In the event Party B fails to evacuate and return the Lease premises as provided in this Lease Agreement, from the date of the termination of this Lease Agreement until the date of return of the Lease premises, Party B shall be liable not only for payment of damage compensation in an amount equal to the rent for the corresponding number of days, pro rata, but also shall be liable for penalties in an amount equal to the rent for the corresponding period of days, also pro rata.

Article XX: Compensation for damages

Where this Lease Agreement refers to penalty, or payment due upon lease termination, except where pre-determined as the amount of the total loss sustained, such shall not affect the exercise of a demand or duty to pay any other compensation rights for losses or damages, but the Party asserting such a loss shall include actual evidence whereof, prior to assertion of any such claim.

Article XXI: Examination of the Lease premises

Where any of the following circumstances apply, Party A or a third party delegated by Party A may together with staff of Party B, in a manner which does not affect the normal operations of Party B and at reasonable hours of entry and exit to the Lease premises, but in no manner adversely affecting Party B or users of the Lease premises operations:

1.	Determine upon investigation whether the Lease premises are being used according to law and appropriate uses.
2.	Maintenance or repair of the Lease premises and inspections thereof and for such purposes.
3.	Upon expiration of the Lease term or three months prior thereto, or when Party A intends to offer the Lease premises for sale, then in conjunction with Party A arrangements the putative Lessee or potential Buyer may visit and inspect the Lease premises.
4.	When the Lease premises are being sold, a visit in conjunction with the Buyer of the Lease premises is allowed.

Whenever Party A or a third party delegated by Party A shall in accord with the preceding paragraph’s terms and conditions enter or exit the Lease premises, there shall be three days prior written notice or email notification to Party B, unless where for emergent causes such is not possible.

Article XXII: Miscellaneous

Party B shall follow the Lease premises Building Regulations, Building Superintendence Management Guidelines, Building Management Committee Organizational By-Laws, and Joint Tenancy Regulations, and during the Lease period, shall be responsible for all expenses and costs attendant to the common use areas electricity, water, building management fees, elevator maintenance fees, and any other related costs.

Party B shall, in accord with the applicable regulations, undertake testing and inspection and report about this Lease to the Building authorities governing Public Safety inspections, fire safety inspections and equipment testing, and other legally required matters stipulating certificates, signatures or seals of officials, architects, professionals, or engineers, and provide the relevant documentation to Party A. If in consequence of Party B’s redecorations or changes to the original status of the Lease premises, resulting in need for improvements or resultant legal responsibility, then Party B shall bear the sole liability therein, the costs thereof, and all legal responsibility.

Either party’s notice to the other, or demand for amelioration or improvement, shall be in writing, and with service given to the addresses stipulated in this Lease Agreement as authoritative. In the event that either Party herein has a change in address, it shall provide written notice to the other Party, and if such notice is not provided, then the other Party shall be able to constitute service by notice upon the address stipulated in this Lease Agreement or the last most recent change in address as the address for service of notice, and normal resort to the mails shall constitute sufficient service of notice.

Article XXIII: Parking Spaces

1.	Parking spaces are provided only for vehicles, and Party A shall not be responsible for safekeeping. Unless with written consent from Party A, Party B shall not sub-lease, rent, assign or allow any other uses of the entire or a portion of the spaces.

2.	Party B shall abide by the Building Management Committee promulgated Parking Lot Management Guidelines governing use of parking spaces, and agrees to bear the costs for management and related costs, and failure to do so shall be deemed a breach of this Lease Agreement.
3.	Party B shall timely pay the parking space management fees, and in the event that Party B fails to pay by the deadline prescribed in Party A’s demand notice, Party A may request the return of the parking space, and as penalties, require payment of NT$50,000 and any other damages.
4.	Where for cause attributable to Party B there is any damage or other loss to the parking lot or equipment, Party B shall bear the responsibility for restoration and repair to original status or timely compensation, and shall compensate the losses caused to Party A or any third person.
5.	In the event Party B breaches this Article, Party A may retain Party B’s vehicle(s), and require Party B to fulfill all its responsibilities prior to restoring the vehicle to them, and Party B may not object thereto.
6.	Upon the termination or cessation of this Lease Agreement, for any vehicles still occupying any parking spaces by Party B, Party B shall be deemed to agree that Party A may remove same vehicle to a different location outside the parking lot, and Party A shall bear no custody duties or other responsibilities. If the vehicle undergoes any damage as a result of the removal process, Party B may not assert any claim for compensation from Party A. In the event of property other than Party B’s vehicles occupying another tenant’s parking spaces, it shall be deemed forfeiture and abandonment of the said property, with no recourse for Party B, and deemed that Party A may dispose thereof. As for the aforementioned act by Party A on behalf of Party B in removing the vehicle or disposition of property, the costs thereof, shall be borne solely by Party B.
7.	In the event this Lease Agreement is revoked, terminated, or ceases, then use of any parking space, shall concomitantly be revoked, terminated or ceased, and Party B shall immediately return parking space in original condition to Party A.

Article XXIV: Notarization

This Lease Agreement shall be duly notarized, with each Party bearing half of the costs thereof. With respect to the Party B’s obligation to pay the rent or penalty or to return the premises upon expiration of the lease period, then a compulsory enforcement may be sought in the event of breach of the said obligations. In the event Party B has a joint and severally liable guarantor, the guarantor’s payment obligation of the rent due shall be subject to the same compulsory enforcement.

Article XXV: Good faith principle

Wherever this Lease Agreement does not specify any terms and conditions, both Parties agree to abide by all applicable legal regulations and by the principles of good faith dealing to resolve any issues.

Article XXVI: Agreed venue for jurisdiction

In the event of any dispute arising under this Lease Agreement, the Parties mutually agree that venue of first instance for jurisdiction shall lie with the Taiwan Taipei District Court.

Article XXVII: Originals of the Lease Agreement

This Lease Agreement is completed in three originals in one set, with each of the Parties, and the Notary

Public, retaining one original hereof.

Lessor (Party A): China Life Insurance Co., Ltd.

Representative: Ming-Yang Wang

Address: 5th Fl., No. 122 Tun Hwa North Road, Taipei

Agent: Chia-Yi Lee

Lessee (Party B): Taiwan Liposome Company, Ltd.

Representative: Kee-Lung Hung

Government Uniform Invoice Number: 16176150

Address: 11th Fl.-1, No. 3 Yuanqu Street, Taipei

Telephone: (02) 2655-7377

Agent: Chia-Ling Tsai

Date of entry into force and signature:

Date of Notarization: December 9, 2014